UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): November 9, 2004

TIER TECHNOLOGIES, INC. (Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	000-23195 (Commission File Number)	94-3145844 (IRS Employer Identification No.)

10780 Parkridge Blvd., 4th Floor Reston, Virginia (Address of principal executive offices)		20191 (Zip Code)
(571) 382-1090 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

 Written communication pursuant to Rule 425 under the Securities act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CRF 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR      240.14d-2(b))
 Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
     240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

        On November 9, 2004, Tier Technologies, Inc., a California Corporation (the “Company”), entered into a employment agreement with James R. Weaver, the Company’s Chief Executive Officer and Chairman of the Board of Directors (the “Agreement”).

        The following summary of the Agreement is qualified in its entirety by reference to the Agreement, which is incorporated by reference to Exhibit 99.1 hereto. Under the Agreement, the term of employment shall commence on October 1, 2004 and shall continue for 3 years. Mr. Weaver shall receive a base salary of $550,000 with salary reviews every twelve months. He shall be eligible to earn a cash bonus of up to one hundred ten percent (110%) of his Base Salary for each twelve-month period during the term.

        Pursuant to the Agreement, the Company agreed to grant Mr. Weaver an option to purchase 150,000 shares of the Company’s Class B Common Stock; and Mr. Weaver is entitled to be considered for annual option grants. In addition, if Mr. Weaver’s employment is terminated (i) by the Company without Cause (as defined in the Agreement), (ii) by Mr. Weaver for Good Reason (as defined in the Agreement), (iii) as a result of Mr. Weaver’s death or disability, or (iv) as a result of a Change of Control, then Mr. Weaver shall be entitled to receive certain severance benefits as more fully set forth in the Agreement.

        In addition, on November 1, 2004, the Company granted Mr. Weaver an option to purchase 150,000 shares of its Class B Common Stock at an exercise price of $8.60 per share pursuant to an option agreement in substantially the form attached hereto as Exhibit 99.2. Mr. Weaver’s option vests over five years and expires ten years from the date of grant.

        On October 26, 2004, the Company granted Mr. Weaver an option to purchase 34,723 shares of its Class B Common Stock at an exercise price of $8.82 per share pursuant to an option agreement in substantially the form attached hereto as Exhibit 99.2. Mr. Weaver’s option vests over five years and expires ten years from the date of grant.

        On October 26, 2004, the Company granted Jeffrey A. McCandless, the Company’s Chief Financial Officer, an option to purchase 8,681 shares of its Class B Common Stock at an exercise price of $8.82 per share pursuant to an option agreement in substantially the form attached hereto as Exhibit 99.2. Mr. McCandless’s option vests over five years and expires ten years from the date of grant.

        On November 1, 2004, the Company granted Mr. McCandless an option to purchase 50,000 shares of its Class B Common Stock at an exercise price of $8.60 per share pursuant to an option agreement in substantially the form attached hereto as Exhibit 99.2. Mr. McCandless’s option vests over five years and expires ten years from the date of grant.

        On November 1, 2004, the Company granted Kenneth Hargrave, the Company’s Senior Vice President – Government Systems, an option to purchase 5,000 shares of its Class B Common Stock at an exercise price of $8.60 per share pursuant to an option agreement in substantially the form attached hereto as Exhibit 99.2. Mr. Hargrave’s option vests over five years and expires ten years from the date of grant.

        On November 1, 2004, the Company granted Donald R. Fairbairn, the Company’s Senior Vice President – Human Resource, an option to purchase 25,000 shares of its Class B Common Stock at an exercise price of $8.60 per share pursuant to an option agreement in substantially the form attached hereto as Exhibit 99.2. Mr. Fairbairn’s option vests over five years and expires ten years from the date of grant.

        On November 1, 2004, the Company granted Michael A. Lawler, the Company’s Senior Vice President – EPOS and OPC, an option to purchase 50,000 shares of its Class B Common Stock at an exercise price of $8.60 per share pursuant to an option agreement in substantially the form attached hereto as Exhibit 99.2. Mr. Lawler’s option vests over five years and expires ten years from the date of grant.

        On November 1, 2004, the Company granted Stephen V. Wade, the Company’s Senior Vice President – Corporate Business Development, an option to purchase 50,000 shares of its Class B Common Stock at an exercise price of $8.60 per share pursuant to an option agreement in substantially the form attached hereto as Exhibit 99.2. Mr. Wade’s option vests over five years and expires ten years from the date of grant.

        In addition, the Company has attached its Form of Nonstatutory Stock Option Agreement, under its Amended and Restated 1996 Equity Incentive Plan, as Exhibit 99.3.

Item 9.01	Financial Statements and Exhibits
(c)	Exhibits
	Exhibit 99.1	Executive Employment Agreement, dated November 9, 2004, by and between the Registrant and James Weaver.
	Exhibit 99.2	Form of Incentive Stock Option Agreement under the Registrant's Amended and Restated 1996 Equity Incentive Plan
	Exhibit 99.3	Form of Nonstatutory Stock Option Agreement under the Registrant's Amended and Restated 1996 Equity Incentive Plan

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC. By: /s/ Jeffrey A. McCandless Jeffrey A. McCandless Chief Financial Officer

Date: November 11, 2004

Exhibit No.	Description
99.1	Executive Employment Agreement, dated November 9, 2004, by and between the Registrant and James Weaver.
99.2	Form of Incentive Stock Option Agreement under the Registrant's 1996 Equity Incentive Plan
99.3	Form of Nonstatutory Stock Option Agreement under the Registrant's Amended and Restated 1996 Equity Incentive Plan